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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of CardioThoracic Systems, Inc., on Forms S-8 (File No. 333-53663 and File No. 333-71019) of our report dated January 22, 1999 on our audits of the consolidated financial statements of CardioThoracic Systems, Inc. and subsidiary as of January 1, 1999 and January 2, 1998, and the years ended January 1, 1999, January 2, 1998 and December 31, 1996, which report is included in the Company's Annual Report on Form 10-K.


                                       PricewaterhouseCoopers LLP


San Jose, California
March 29, 1999